Exhibit 3.1
ROSS MILLER Secretary of State 204 North Carson Street, Suite 1 Carson City, Nevada 89701-4520 (775) 684-5708 Website: www.nvsos.gov

Certificate of Correction (PURSUANT TO NRS CHAPTER 78, 78A, 80, 81, 82, 84, 86, 87, 87A, 88, 88A, 89 AND 92A)

USE BLACK INK ONLY - DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY
Certificate of Correction

(Pursuant to NRS Chapters 78, 78A, 80, 81, 82, 84, 86, 87, 87A, 88, 88A, 89 and 92A)

1. The name of the entity for which correction is being made:

Respect Your Universe, Inc.

2. Description of the original document for which correction is being made:

Certificate of Change

3. Filing date of the original document for which correction is being made:      June 23, 2014

4. Description of the inaccuracy or defect:

The effective date of the reverse split was incorrectly stated as June 26, 2014.

5. Correction of the inaccuracy or defect:

The effective date of the reverse split is June 30, 2014.

6. Signature:

President	June 30, 2014
Title *	Date

*If entity is a corporation, it must be signed by an officer if stock has been issued, OR an incorporator or director if stock has not been issued; a limited-liability company, by a manager or managing members; a limited partnership or limited-liability limited partnership, by a general partner; a limited-liability partnership, by a managing partner; a business trust, by a trustee.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.	Nevada Secretary of State Correction
Revised: 3-26-09

ROSS MILLER Secretary of State 204 North Carson Street, Suite 1 Carson City, Nevada 89701-4520 (775) 684-5708 Website: www.nvsos.gov

Certificate of Change Pursuant to NRS 78.209	Filed in the office of Ross Miller Secretary of State State of Nevada	Document Number 20140452589-80 __ Filing Date and Time 06/23/2014 2:50 PM Entity Number E0717722008-4

USE BLACK INK ONLY - DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY
Certificate of Change filed Pursuant to NRS 78.209
For Nevada Profit Corporations
1.  Name of corporation
Respect Your Universe, Inc.

2. The board of directors have adopted a resolution pursuant to NRS 78.209·and have obtained any required approval of the stockholders.

3. The current number of authorized shares and the par value, if any, of each class or series, if any, of shares before the change:
500,000,000 shares of common stock with a par value of $0.001

4. The number of authorized shares and the par value, if any, of each class or series, if any, of shares after the change:
250,000,000 shares of common stock with a par value of $0.001

5. The number of shares of each affected class or series, if any, to be issued after the change in exchange for each issued share of the same class or series:
The Corporation shall issue one (l) share of common stock for each two·(2) shares of common stock issued and outstanding immediately prior to the effective date of the reverse split.

6. The provisions, if any, for the issuance of fractional shares; or for the payment of money or the issuance of scrip to stockholders otherwise entitled to a fraction of a share and the percentage of outstanding shares affected thereby:
No fractional shares shall be issued.

7. Effective date and time of filing: (optional)	Date:	June 26, 2014	Time:
(must not be later than 90 days after the certificate is filed)

8. Signature: (required)
X
President
Signature of Officer	Title

IMPORTANT· failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.	Nevada Secretary of State Stock Split
Revised: 8-31-11